Contractor Agreement

Sydney Heart Medical Center Pty Limited, Heart Check Australia Pty Limited, Heart Check Medical Center Pty Limited and Direct Management Consultants Pty Limited

AMI Australia Holdings Pty Limited

Date 12th February 2007

Parties

Sydney Heart Medical Center Pty Limited (ACN 117 889 602) of Suite 1, Level 2, 66 Oxford Street, Darlinghurst NSW 2010 (***Sydney Heart***)

Heart Check Australia Pty Limited (ACN 120 734 385) of Suite 1, Level 2, 66 Oxford Street, Darlinghurst NSW 2010 (***HCA***)

Heart Check Medical Clinic Pty Limited (ACN 114 272 641) of Suite 1, Level 2, 66 Oxford Street, Darlinghurst NSW 2010 (***HCMC***)

Direct Management Consultants Pty Limited (ACN 102 667 587) of Unit 1, 4 Beverley Street, Glen Huntly VIC 3163 (***DMC***)

(Sydney Heart, HCA, HCMC and DMC being collectively known as the ***Heartcheck Group***)

AMI Australia Holdings Pty Limited (ACN 095 238 645) of Level 1, 204-218 Botany Road, Alexandria NSW 2015 (***Contractor***)

Recitals

A. The Heartcheck Group arrange cardiac stress tests and related cardiac diagnostic tests and services for patients throughout Australia (***Heartcheck Business***) with Sydney Heart carrying on the Heartcheck Business in NSW and the ACT, HCMC carrying on the Heartcheck Business in Queensland, DMC carrying on the Heartcheck Business in Victoria and HCA carrying on the Heartcheck Business in SA, WA, the Northern Territory and Tasmania.

B. The Contractor is a service provider company which arranges for patients to be provided with Erectile Dysfunction and Premature Ejaculation treatment programs (***AMI Business***).

C. The Contractor operates more than 20 medical clinics throughout Australia, owns and operates a major modern call centre in Sydney and owns proprietary clinic management , patient management and financial accounting software as well as other associated infrastructure (***Contractor's Infrastructure***).

D. The Heartcheck Group wishes to utilise the Contractor's Infrastructure and has requested that the Contractor provide it with call centre and other associated services in connection with the operation of the Heartcheck Business, being the services specified in greater detail in Schedule 1 (***Services***).

E. The Contractor has agreed to provide the Services to the Heartcheck Group upon the terms and conditions of this Deed with effect from the Operative Date.

Operative provisions

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1 Definitions

In this Deed (including the Recitals), unless contrary to context:

Affiliate means in relation to a company a legal entity or person which is either a direct or indirect subsidiary or parent of that company; for the purposes of this definition an entity is deemed a subsidiary of a party if such party holds 50% or more of its issued share capital or in respect of which such party is otherwise able to exercise Control and an entity is deemed a parent of a party if such person holds 50% or more of a party's issued share capital or in respect of which such person is otherwise able to exercise Control;

Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

Claim means any claim, cost, damages, debt, expense, Tax, goods and services (value added) or similar tax, any related interest, expense, fine, penalty or other charge on any Tax, goods and services (value added) or similar tax, or liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind irrespective of:

(a) how or when it arises;

(b) whether it is actual or contingent;

(c) whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;

(d) whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(e) whether or not it arises at law or in any other way.

Confidential Information means all information which relates to the business and affairs (financial and otherwise) of the Disclosing Party (including information which is in oral, visual or written form or is recorded in any other medium), and includes:

(a) customers, clients and suppliers of the Disclosing Party or its Related Bodies Corporate;

(b) the terms upon which the Disclosing Party or its Related Bodies Corporate contract with employees, contractors, clients and suppliers;

(c) financial results, business plans and forecasts of the Disclosing Party or its Related Bodies Corporate;

(d) the terms of this contract;

(e) know-how, trade secrets, ideas, concepts, technical and operational information, arising or used by the Disclosing Party or its Related Bodies Corporate in relation to their businesses;

(f) information concerning the affairs or property of the Disclosing Party's business or the business of its Related Bodies Corporate any business, property or transaction in which the Disclosing Party or its Related Bodies Corporate may be or may have been concerned or interested;

(g) information about the business methods of the Disclosing Party or its Related Bodies Corporate in the conduct of their businesses; and

(h) information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to Cooke Aromatics or any third party with whose consent or approval the Disclosing Party uses that information.

Control has the same meaning as in section 50AA of the Corporations Act;

Controller has the meaning given in section 9 of the *Corporations Act* 2001.

Disclosing Party means:

(a) in relation to information relating to the Heartcheck Business, means the Heartcheck Group; and

(b) in relation to information relating to the AMI Business, the Contractor's Infrastructure or the methods, manuals and other information relating to the Services, means the Contractor.

GST means any goods and services tax, value added tax or any other like tax.

Insolvency Event means for a party the happening of 1 or more of the following events:

(a) except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the other party:

(i) process is filed in a court seeking an order that it be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out, stayed or dismissed within 21 days of it being filed; or

(ii) an order is made that it be wound up or that a Controller be appointed to it or any of its assets; or

(iii) a resolution that it be wound up is passed;

(b) a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of its assets or undertaking;

(c) an administrator is appointed to it or a resolution that an administrator be appointed to it is passed;

(d) it enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e) a reorganisation, moratorium, deed of company arrangement or other administration involving 1 or more of its creditors is effected;

(f) any action is taken by the Australian Securities & Investments Commission or any other government agency with a view to cancelling its registration or to dissolving it, or an application is made to the Australian Securities & Investments Commission or any other government agency that that action be taken;

(g) it is insolvent within the meaning of Section 95A of the *Corporations Act*, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h) as a result of the operation of section 459F(1) of the *Corporations Act,* it is taken to have failed to comply with a statutory demand;

(i) it stops or suspends or threatens to stop or suspend:

(i) the payment of all or a class of its debts; or

(ii) the conduct of all or a substantial part of its business or threatens to do so; or

(j) anything having a substantially similar effect to any of the events specified in the preceding paragraphs happens to it under the law of any jurisdiction.

Operative Date means 1 January 2006.

Party is a reference to the Contractor or the Heartcheck Group.

Permitted Purpose means the provision of the Services to the Heartcheck Group.

Related Body Corporate has the same meaning as that set out in section 50 of the *Corporations Act 2001*.

Restraint Period means the period commencing from the Operative Date and ending 12 months after termination of this Deed;

Services has the meaning ascribed to it in recital D.

Tax means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty) at any time:

(a) imposed or levied by any government agency; or

(b) required to be remitted to, or collected, withheld or assessed by, any government agency.

Work Product has the meaning given in clause 9.

2 Interpretation

In this Deed unless the context calls for another interpretation:

(a) a reference:

- (i) to the singular includes the plural and conversely;
- (ii) to a gender includes all genders; and
- (iii) to a document (including this Deed) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;
- (iv) to a person (including a Party) includes:
  - (A) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or government agency; and
  - (B) the person's successors, permitted assigns, substitutes, executors and administrators;
- (v) to a law:
  - (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;
  - (B) is a reference to that law as amended, consolidated, supplemented or replaced; and
  - (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(b) the word ***including*** or ***includes*** means ***including, but not limited to***, or ***includes, without limitation***;

(c) where a word or phrase is defined, its other grammatical forms have a corresponding meaning; and

(d) headings are for convenience only and do not affect interpretation.

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3 Contractor Obligations

3.1 Services

(a) The Heartcheck Group appoints the Contractor to provide the Services with effect from the Operative Date in accordance with the terms and conditions set out in this Deed.

(b) The Services may be varied by written agreement between the parties, in which event the service fee referred to in clause 5.1 will be varied to an amount which reasonably compensates the Contractor for any additional services provided.

(c) In consideration of its appointment under this Deed, the Contractor agrees on and from the Operative Date to:

(i) faithfully and diligently perform the Services in a timely and professional manner and in accordance with this Deed;

(ii) provide the Services efficiently, honestly and fairly;

(iii) comply with all laws applicable to the provision of the Services;

(iv) take reasonable steps to ensure that its employees and sub-contractors comply with all applicable laws;

(v) maintain the competence to provide the Services; and

(vi) ensure that its employees are adequately trained, and are competent, to provide the Services.

3.2 General

(a) The Contractor will provide the Services from the Contractor's own facilities, which facilities the Contractor must provide at its own cost.

(b) The Contractor must comply with all reasonable directions and policies given and/or produced by the Heartcheck Group in relation to the Services.

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4 Manner of Performance of the Services

4.1 Characteristics of Contractor

(a) In performing the Services, and for all other purposes of this Deed, the Contractor shall be an independent contractor and no employee or agent of the Contractor will be an employee or agent of the Heartcheck Group for any purpose whatsoever.

(b) Except to the extent authorised by the Heartcheck Group in writing, neither the Contractor nor any of its staff shall be or represent themselves in any manner as being an agent, employee, or officer of the Heartcheck Group nor shall they have any authority to enter into commitments

on behalf of Cooke Aromatics. If any obligation of the Contractor under this Deed cannot be wholly discharged without the Contractor so representing itself, that obligation shall be deemed not to arise until the Heartcheck Group delivers written authority to the Contractor.

4.2 Obligations of Contractor

(a) The Contractor agrees to pay and be solely responsible for all entitlements, whether relating to any contract of employment, long service leave, worker's compensation, superannuation, annual holidays or award entitlements of its employees or others who make their services available to the Contractor in relation to the obligations expressed or implied by this Deed on the Contractor.

(b) The Contractor shall be responsible for making all deductions and performing all acts necessary under income tax legislation, superannuation legislation, payroll tax legislation, or other legislation which provides for long service leave or annual holidays to be paid.

(c) The Contractor hereby indemnifies the Heartcheck Group from any and Claims it suffers or incurs in relation to taxation or employment matters referred to in this clause 4.

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5 Consideration

5.1 Fee for Services

(a) In consideration for the Contractor providing the Services, the Heartcheck Group will pay the Contractor a fee calculated in accordance with Schedule 1 (plus GST) payable monthly in arrears by no later than the 15th of the month following the month in which the Services are provided.

(b) If payment is not made when due then, in addition to any other rights which the Contractor may have at law or in equity, the Contractor may charge the Heartcheck Group interest at the rate of 12% per annum from the date the relevant amount was due for payment until the date such amount is paid.

(c) The Heartcheck Group shall not be obliged to reimburse the Contractor for any expenses or other costs except as permitted under this clause 5.

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6 GST

(a) If any GST is payable on any taxable supply made under this Deed to the Heartcheck Group by the Contractor, the Heartcheck Group must pay to the Contractor the amount of the GST, subject to receipt of a valid tax invoice (or other things required for the Heartcheck Group to obtain an input tax credit or other like offset) for the supply.

(b) The Contractor must comply with its obligations under Part VB of the *Trade Practices Act 1974*, any similar State or Territory legislation and any guidelines released by the Australian Competition and Consumer Commission or similar body, and provide to the Heartcheck Group reasonable evidence of compliance on request.

(c) Nothing in this clause 6 requires the Heartcheck Group to pay any penalties, fines, interest or other amounts payable by the Contractor on account of a tax default of the Contractor. If the Heartcheck Group is required to reimburse the Contractor for any cost or other amount, despite any other provision of this Deed, the Heartcheck Group does not have to pay the Contractor any sum included in that amount for which the Contractor (or representative

member, if this is not the Contractor) can claim an input tax credit, partial input tax credit or other like offset.

(d) The Contractor and the Heartcheck Group each warrant that it is registered for GST purposes.

7 Termination

7.1 Termination

(a) This contract may be terminated by either party giving the other party not less than twelve months prior written notice.

(b) Either party may terminate this Deed by written notice to the other party if:

(i) the other party does not make a payment within 28 days after the due date for payment under this Deed;

(ii) the other party materially breaches this Deed and does not rectify the breach within 30 days of receiving written notice of the breach from the first mentioned party; or

(iii) an Insolvency Event occurs in relation to the other party.

7.2 Effect of Termination

Upon termination of this Deed for any reason:

(a) each party shall immediately deliver up to the other party or its nominees all correspondence, documents, computer records, business cards, papers and property belonging to the other party or relating in any way to the affairs or business of the other party which may be in the possession or under the control of the first mentioned party; and

(b) the Heartcheck Group shall pay any fees or expenses payable to the Contractor which have accrued or arisen in respect of the period prior to termination within 14 days of the date of this Deed being terminated.

7.3 Survival of Contractor's obligations on Termination

Without prejudice to any of either party's rights under this Deed, clauses 1, 2, 7.2, and clauses 8 to 14 survive the termination of this Deed.

8 Confidentiality

8.1 No Disclosure

(a) Each party acknowledges that in the Contractor performing the Services, each party has or will become possessed of Confidential Information regarding the business of the Disclosing Party and its Related Bodies Corporate, clients and customers, and the disclosure or use of such information may materially harm the Disclosing Party.

(b) Each Party undertakes that it will hold the Disclosing Party's Confidential Information in strict confidence and will not disclose any of the Disclosing Party's Confidential Information to any person other than in accordance with clause 8.2 unless it has received the prior written consent of the Disclosing Party or unless such disclosure is required by law or the rules of an applicable stock exchange.

(c) Each party undertakes that it will:

(i) not make any use of the Disclosing Party's Confidential Information or any part of it except for the Permitted Purpose;

(ii) immediately notify the Disclosing Party of any actual or suspected unauthorised disclosure or use of the Confidential Information; and

(iii) promptly do anything reasonably required by the Disclosing Party to prevent or restrain a breach or suspected breach of the undertakings in this Deed or any infringement or suspected infringement of the Disclosing Party's rights arising out of this Deed by any person.

8.2 Disclosure by the Contractor

The Disclosing Party agrees that the other party may disclose the Disclosing Party's Confidential Information to any of its employees and officers if:

(a) the disclosure is necessary for the Permitted Purpose but only to the extent necessary for the Permitted Purpose;

(b) the other party supplies a copy of this Deed to the relevant employee or officer; and

(c) the relevant employee or officer first agrees to observe the terms of this clause 8 (with any necessary changes) as if they had executed a deed of confidentiality incorporating the provisions of this clause 8.

8.3 Return and destruction of information

Each Party undertakes that it will as soon as possible following the earlier of a written request by the Disclosing Party or expiration or termination of this Deed:

(a) return to the Disclosing Party (or destroy, if the parties so agree) all documents, reports, notes, memoranda, computer media and other material which record, contain, summarise or relate in any way to the Confidential Information (including all copies of them) or the Services and which were provided to or obtained by them or prepared or made by or for or on behalf of the Disclosing Party as a result of or in connection with the Permitted Purpose;

(b) delete entirely and permanently all of the Disclosing Party's Confidential Information from every computer disk or electronic storage facility of any type owned or used by them;

(c) despite anything else in this Deed, cease to make use of the Disclosing Party's Confidential Information or any part of it (including use for the Permitted Purpose); and

(d) confirm to the Disclosing Party in writing promptly when it has complied with these obligations.

8.4 Reservation of rights

Each party agrees that the Disclosing Party reserves all rights in the Disclosing Party's Confidential Information and that no rights or obligations, other than those expressly contained in this Deed, are granted or to be implied from this Deed.

8.5 Remedies

Each party agrees that any violation of its undertakings in this Deed may cause irreparable harm to the Disclosing Party or its Related Bodies Corporate for which monetary damages would be inadequate and, in addition to such remedies as may be available, including without limitation the recovery of

damages, the Disclosing Party is entitled to seek specific enforcement of the undertakings in this Deed and/or injunctive relief.

9 Intellectual Property

9.1 Ownership of Work Product

(a) The Contractor will own all property rights, including intellectual property rights in anything (whether tangible or intangible, and including without limitation documents, information, ideas and inventions) that is provided by the Contractor to the Heartcheck Group for the purpose of providing the Services to the Heartcheck Group. Without limiting the foregoing, the Heartcheck Group acknowledges and agrees that it does not acquire any interest in the Contractor's Infrastructure by entering into this Deed. Notwithstanding the foregoing, the parties agree that the Heartcheck Group owns all documents, reports and information relating to the Heartcheck Business (***Work Product***).

(b) For the purpose of this clause, intellectual property rights are patents, design registrations, trade marks, copyright and any other rights of a proprietary nature in or to the results of intellectual activity, whether registrable or not, both in Australia and elsewhere.

(c) The Contractor waives all moral rights the Contractor may have in relation to Work Product and consents to any act or omission that would otherwise constitute an infringement of any of those moral rights, including the Heartcheck Group's Aromatics's use of Work Product without attribution of authorship and AMI's manipulation of Work Product for the purposes of the *Copyright Act 1968* (Cth).

(d) The Contractor must sign all documents and do anything else which the Heartcheck Group requires to secure the Heartcheck Group's ownership of all rights in Work Product. This must be done promptly and without additional payment to the Contractor.

(e) The Contractor must confidentially provide to the Heartcheck Group and no one else without the Heartcheck Group's prior consent, oral information in relation to Work Product immediately after the Work Product is made or conceived.

10 Contractor's Indemnity

10.1 Indemnity

Subject to clause 10.2, the Heartcheck Group must indemnify and hold the Contractor and its affiliates free and harmless from:

(a) any liability for injury to persons or damage to property arising directly or indirectly in connection with this Deed or the Heartcheck Business;

(b) the Heartcheck Group's expenses relating to the Heartcheck Business or any other costs, charges or debts incurred or assumed by the Contractor or any other party; or

(c) judgments, settlements or expenses incurred in defence of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or managed against the Contractor or the Heartcheck Group jointly or severally, affecting or because of the carrying on of the Heartcheck Business, or any acts or failure to act of the Contractor, the Heartcheck Group , their employees, contractors or agents or arising out of or based upon any law, regulation, requirement, contract or award relating to the hours of employment, working conditions,

wages and/or compensation of employees, contractors or former employees or contractors of the Heartcheck Group or the Contractor , or for any other cause in connection with the Heartcheck Business.

10.2 Exception

Clause 10.1 will not apply to the extent that the liability is caused by the negligent act or omission or wilful misconduct of the Contractor or any fundamental breach by the Contractor of its obligations under this Deed.

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11 Contractor's Liability

11.1 Limit on liability

To the full extent permitted by law, the Contractor's cumulative liability to the Heartcheck Group for all claims made by the Heartcheck Group (irrespective of when those claims are made) in relation to this Deed will not exceed, in aggregate, the Limitation Amount.

11.2 No consequential losses

To the full extent permitted by law, the Contractor will not be liable to the Heartcheck Group in respect of any claim for any loss of profit, data, goodwill or business, for any interruption to business, for any failure to realise anticipated savings or for any consequential, indirect, special, punitive or incidental damages..

11.3 Exception to limitations

Certain legislation, including the Trade Practices Act 1974 (Cth) may imply warranties or conditions or impose obligations which cannot be excluded, restricted or modified except to a limited extent. This Deed must be read subject to those statutory provisions. If those statutory provisions apply, notwithstanding any other provision of this Deed, to the extent to which the Contractor is entitled to do so, the Contractor limits its liability in respect of any claim under those provisions to:

(a) in the case of goods, at the Contractor's option:

  (i) the replacement of the goods or the supply of equivalent goods;

  (ii) the repair of the goods;

  (iii) the payment of the cost of replacing the goods or of acquiring equivalent goods; or

  (iv) the payment of having the goods repaired, and

(b) in the case of services, at the Contractor's option:

  (i) the supply of the services again; or

  (ii) the payment of the cost of having the services supplied again.

11.4 Definition

In this clause 13:

(a) a reference to a claim means any claim made (whether in the form of an allegation, demand, suit, action or other proceeding of any kind) under or in connection with this Deed or its subject matter, whether arising under contract (including under any indemnity), negligence or any other tort, under statute or otherwise at all; and

(b) "Limitation Amount" means the total amounts which fall due for payment by the Heartcheck Group to the Contractor under this Deed during the term of this Deed and which are actually paid by the Heartcheck Group.

12 No poaching

12.1 General covenants

In consideration of the Contractor agreeing to enter into this Deed and provide the Services to the Heartcheck Group, each of the Heartcheck Group and their Affiliates agree that during the Restraint Period they will not, directly or indirectly, whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, member, partner, joint venturer, adviser, consultant or otherwise without the prior written consent of the other parties:

(a) within Asia, Australia or any other place in which the Contractor or a Related Body Corporate of the Contractor carries on business, be engaged in, acquire or hold an interest in any company or business which is similar to or competes with the Contractor's Premature Ejaculation and Erectile Dysfunction business. For the avoidance of doubt this clause will not prohibit any person from carrying on or being engaged or involved in any other medical related business including without limitation a general medical practice;

(b) canvass, solicit, or entice away from the Company or a Related Body Corporate of the Contractor or accept the custom of any person who as at the relevant time during the Restraint Period or at any time during the period of 12 months before that date was a client, customer, identified prospective customer, representative or agent or correspondent of the Contractor or a Related Body Corporate of the Contractor or was in the habit of dealing with the Contractor or a Related Body Corporate of the Contractor;

(c) employ, solicit, entice away from the Contractor or a Related Body Corporate of the Contractor any person who as at the relevant time during the Restraint Period or at any time during the period of 12 months before that date was an officer, manager, consultant or employee of the Contractor or a Related Body Corporate of the Contractor whether or not that person would commit a breach of contract by reason of leaving the Contractor or a Related Body Corporate of the Contractor;

(d) use or register at any future time a name or trade mark which includes all or part of any trade mark owned or used by the Contractor or a Related Body Corporate of the Contractor or any confusingly similar word or words in such a way as to be capable of or likely to be confused with any trade mark owned or used by the Contractor or a Related Body Corporate of the Contractor or any other name or trade mark of the Contractor or a Related Body Corporate of the Contractor; or

(e) attempt, counsel, procure or otherwise assist any person to do any of the acts referred to in this clause.

12.2 Restraints fair and reasonable

Each of the Heartcheck Group acknowledges that:

(a) the covenants given in clause 12.1 are material to the Contractor's decision to enter into this Deed and provide the Services; and

(b) the restraints contained in clause 12.1 are:

  (i) fair and reasonable regarding the subject matter, area and duration; and

(ii) reasonably required by each of the parties to protect the business, financial and proprietary interests of the Contractor.

12.3 Exceptions

Nothing in this clause 12 will prevent a party or its Affiliates from holding for investment purposes only marketable securities quoted at the time of acquisition on a recognised stock exchange in Australia or elsewhere being in total not more than 5% of the issued share capital of the listed company.

12.4 Severability

Each of the agreements, obligations and restrictions set out in clause 12 is severable and independent so that if clause 12 or any part or provision of it is held or found to be wholly or partly unenforceable, then that clause or that provision or part will be deemed eliminated or modified to the minimum extent necessary to make this Deed or that clause or provision or part enforceable.

12.5 Injunction

Each of the Heartcheck Group acknowledges that monetary damages alone would not be adequate compensation to the Contractor for a breach of clause 12.1 and that the Contractor is entitled to seek an injunction from a court of competent jurisdiction if:

(a) the Heartcheck Group or one of its Affiliates fails to comply or threatens to fail to comply with clause 12.1; or

(b) the Contractor has reason to believe the Heartcheck Group or one of its Affiliates is not complying or will not comply with clause 12.1.

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13 Notices

13.1 Requirements

(a) All notices and other communications required by this Deed to be in writing must be sent to the recipient by hand, pre-paid post (airmail if outside Australia), or facsimile.

(b) Without limiting any other means by which a Party may be able to prove that a notice or other communication has been received by another Party, a notice or other communication must be deemed to be duly received:

   (i) if sent by hand, when left at the address of the recipient, or

   (ii) if sent by pre-paid post, 5 days (if posted to an address in Australia) or 10 days (if addressed elsewhere) after the date of posting; or

   (iii) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number as shown herein.

(c) If a notice or other communication is served by hand or is received by facsimile on a day which is not a business day, or after 5.00pm on any business day, such notice or communication must be deemed to be duly received by the recipient at 9.00 am on the first business day thereafter.

(d) All notices and other communications must be sent to the recipient at the following address or facsimile number or to such other address or facsimile number as a Party may from time to time notify to the other in writing:

to the Contractor	
Address:	Level 1 204-218 Botany Road Alexandria NSW 2015
Attention:	Jack Vaisman/Richard Doyle
Facsimile No:	(02) 9640 5264/(02) 9640 5186
to the Heartcheck Group	
Address:	Suite1, Level 1 66 Oxford Street Darlinghurst NSW 2010
Attention:	Jag Ludher
Facsimile No:	(02) 9360 5421

14 General provisions

14.1 Assignment

The rights and obligations of each Party under this Deed are personal and cannot be assigned, charged or otherwise dealt with, and neither Party shall attempt or purport to do so, without the prior written consent of the other Party.

14.2 Amendment

This Deed may be amended only by a further agreement executed by all Parties.

14.3 Costs

Each Party must pay its own costs in respect of this Deed.

14.4 No Waiver

No failure to exercise and no delay in exercising any right, power or remedy under this Deed will operate as a waiver, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

14.5 Severance

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability and will not invalidate the remaining provisions of this Deed nor affect the validity or enforceability of that provision in any other jurisdiction.

14.6 Applicable Law

It is agreed between the Parties that the laws of New South Wales will be the governing law of this Deed and each Party hereby expressly accepts and submits to the jurisdiction of the courts of the jurisdiction of New South Wales.

14.7 Entire Agreement

This Deed contains the entire agreement of the Parties with respect to its subject matter, and supersedes all earlier conduct by the Parties with respect to its subject matter.

14.8 Nature of obligation

The obligations of the Heartcheck Group under this Deed are several and not joint. Sydney Heart will be entitled to or responsible for all rights and obligations under this Deed to the extent that they relate to the carrying on of the Heartcheck Business in NSW and the ACT. HCMC will be entitled to or responsible for all rights and obligations under this Deed to the extent that they relate to the carrying on of the Heartcheck Business in Queensland. DMC will be entitled to or responsible for all rights and obligations under this Deed to the extent that they relate to the carrying on of the Heartcheck Business in Victoria. HCA will be entitled to or responsible for all rights and obligations under this Deed to the extent that they relate to the carrying on of the Heartcheck Business in SA, WA, the Northern Territory and Tasmania.

EXECUTED as a Deed

Execution

Signed, Sealed and Delivered by **Sydney Heart Medical Center Pty Limited** in the presence of:)

Signature of director/secretary

HKmontelbano
Signature of director

Name of director/secretary (please print)

Hershey Kay Montelbano
Name of director (please print)

Signed, Sealed and Delivered by **Heart Check Australia Pty Limited** in the presence of:)

Signature of sole director

NORA SHARON KHAN
Name of sole director (please print)

Signed, Sealed and Delivered by **Heart Check Medical Clinic Pty Limited** in the presence of:)

JAC LUPHER

Signature of sole director

PAUL LONDOLEON
Name of sole director (please print)

Signed, Sealed and Delivered by)
Direct Management Consultants Pty Limited)
in the presence of:)

Signature of sole director

Name of sole director (please print)

Signed, Sealed and Delivered by)
AMI Australia Holdings Pty Limited)
in the presence of:)

JAG LUDHER

Signature of sole director

J. VAISMAN

Name of sole director (please print)

Signed, Sealed and Delivered by)
Direct Management Consultants Pty Limited)
in the presence of:)

Regan ROSS

[signature]

[signature]

Signature of sole director

Joe Vaysman

Name of sole director (please print)

Signed, Sealed and Delivered by)
AMI Australia Holdings Pty Limited)
in the presence of:)

Signature of sole director

Name of sole director (please print)

Schedule 1

Services and service fees

ADVANCED MEDICAL INSTITUTE PL
CARDIAC REVISED CALCULATION

Nov-06

Management cost

Charge Out Calculation Personnel	Rate	Contribution	Chargeable Wages	On cost	On Cost $	Total $
Tony Khan	$ 210K	10%	$ 21,000.00	17%	$3,570.00	$24,570.00
Debbie Samuel	$ 130K	30%	$ 39,000.00	17%	$6,630.00	$45,630.00
Total Management Cost						$70,200.00
Monthly Charge out						$ 5,850.00
Management cost will be according to the number of call received by the each state						

Personnel Cost

Departement	Rate	Contribution	Chargeable Wages	On cost	On Cost $	Total $
Inbound Call Center	Actual Cost	100%	100%	17%		117%
Outbound Call Center	Actual Cost	100%	100%	17%		117%
Clinic Staff Cost	Actual Cost	100%	100%	17%		117%

Overhead Cost

Departement	Monthly Rent	Outgoings	Total	Contribution	Chargeable Rent	
Telephone Bill	Actutal cost					
Head office Rent	22062.81			10%	2206.00	2206.00
NSW						
Albury	972.46		972.46	30%	291.74	
Dubbo	1800		1800	50%	900.00	
Newcastle	1806.53	757.34	2563.87	30%	769.16	
Hurtsville	3120		3120	30%	936.00	
Sydeny City	5850		5850	30%	1755.00	
Parramatta	4028.54	2395	6423.54	30%	1927.06	
Wollongong	2052.73	291.21	2343.94	30%	703.18	
Tamworth	730.75		730.75	50%	365.38	7647.52
QLD						
Mt. Gravatt	3987.5		3987.5	30%	1196.25	
Bundall	3345		3345	30%	1003.50	
Chermside	2460.64		2460.64	30%	738.19	
Cairns	1916		1916	50%	958.00	
Townsville	1300	110.75	1410.75	50%	705.38	4601.32
SA						
Adelaide	2739		2739	30%	821.70	821.70
WA						
WA-CBD	1651.25		1651.25	30%	495.38	
WA-Victoria park	2537.6		2537.6	30%	761.28	1256.66
VIC						
St. Kilda	4400		4400	30%	1320.00	
Box Hill	3693.55	261.91	3955.46	30%	1186.64	
Dandenong	3683.66		3683.66	30%	1105.10	3611.74
Total					**20144.93**	**20144.93**

Intellectual Property

CMS usage	Cardiac	AMI Inc. cardiac
Outbound call center	15	340
Inbound call center	17	
Clinic	20	
Total	52	340
% of cardiac usage	15%	
Total Maintenance cost 2006 YTD	$ 96,000.00	
Monthly	$ 8,000.00	
Cariac portion of maintenace	$ 1,200.00	
Royalty 5%	$ 400.00	
Total charge out	**$ 1,600.00**	
CMS Database usage		
Agreed Value	**$ 5,000.00** Per month	